UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 11, 2007

AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	000-29472 (Commission File Number)	23-1722724 (IRS Employer Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85248
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 Termination of a Material Definitive Agreement.
     On June 11, 2007, Amkor Technology, Inc. (the “Company”) announced that it has redeemed the remaining $21,882,000 outstanding 10.50% Senior Subordinated Notes due 2009 (the “Notes”) issued pursuant to an Indenture, dated May 13, 1999 (as supplemented, the “Indenture”), between the Company and U.S. Bank National Association, as successor to State Street Bank and Trust Company, as trustee.
     As a result of the completion of the redemption, the Indenture has been terminated.
ITEM 7.01 Regulation FD Disclosure.
     On June 11, 2007, the Company issued a press release announcing that it had completed the redemption of the Notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.
ITEM 9.01 Financial Statements and Exhibits
(c) Exhibits.

Exhibit	Description
99.1	Press Release issued by Amkor Technology, Inc. on June 11, 2007, announcing the completion of the redemption of all of its outstanding 10.50% Senior Subordinated Notes due 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2007	Amkor Technology, Inc.
/s/ Kenneth T. Joyce
Kenneth T. Joyce
Chief Financial Officer

Index to Exhibits

Exhibit	Description
99.1	Press Release issued by Amkor Technology, Inc. on June 11, 2007, announcing the completion of the redemption of all of its outstanding 10.50% Senior Subordinated Notes due 2009.